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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                                 WIPRO LIMITED

           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Republic of India                                 98-015-4401

----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                                 Doddakannelli
                                 Sarjapur Road
                     Bangalore, Karnataka, 560 035, India

           --------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statements file numbers to which this form relates are: 333- 46278 and 333-12584
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  Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered

  Equity Shares,  par value Rs. 2 per share     New York Stock Exchange, Inc.
  -----------------------------------------     -----------------------------

  American Depositary Shares                    New York Stock Exchange, Inc.
  --------------------------                    -----------------------------

  Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

                     ------------------------------------
                               (Title of class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

          Incorporated by reference to the information contained in the sections titled "Description of Equity Shares" and "Description of American Depositary Shares" contained in Registrant's Registration Statement on Form F-1 filed on September 21, 2000 (File No. 333-46278) (the "F-1 Registration Statement") and in the section titled "Description of Securities to be Registered" contained in Registrant's Registration Statement on Form F-6 filed on September 21, 2000 (File No. 333-12584) (the "F-6 Registration Statement").

Item 2.  Exhibits
         --------

          The following exhibits are filed as a part of this registration statement:

          Exhibit
          -------
          Number  Description of Document
          ------  -----------------------

          3.1*    Articles of Association of the Registrant, as amended.

          3.2*    Memorandum of Association of the Registrant, as amended.

          3.3*    Certificate of Incorporation of the Registrant, as amended.

          4.1* Form of Deposit Agreement among the Registrant, Morgan Guaranty Trust Company of New York, and the holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depository Receipt).

          4.2*    Registrant's specimen certificate for equity shares.


______________________
* Incorporated by reference to Exhibits of the same number to the F-1 Registration Statement of Registrant, File No. 333-46278, filed with the Securities and Exchange Commission on September 21, 2000.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 26, 2000     WIPRO LIMITED

                              By:  /s/ Azim H. Premji
                                   -----------------------
                                  Azim H. Premji
                                  Chairman and Managing Director
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
-------
Number    Description of Document
------    -----------------------

3.1*      Articles of Association of the Registrant, as amended.

3.2*      Memorandum of Association of the Registrant, as amended.

3.3*      Certificate of Incorporation of the Registrant, as amended.

4.1* Form of Deposit Agreement among the Registrant, Morgan Guaranty Trust Company of New York, and the holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depository Receipt).

4.2*      Registrant's specimen certificate for equity shares.

______________________

* Incorporated by reference to Exhibits of the same number to the F-1 Registration Statement of Registrant, File No. 333-46278, filed with the Securities and Exchange Commission on September 21, 2000.